PacBio Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Menlo Park, Calif. – February 15, 2022 – PacBio (NASDAQ: PACB) today announced financial results for the quarter and fiscal year ended December 31, 2021.

Updates since our last earnings release

•	Achieved record fourth quarter revenues of $36.0 million reflecting growth of 33% compared to the prior year period and grew the Sequel II/IIe installed base by 84% to 374 as of December 31, 2021.
•

Launched the HiFiViral SARS-CoV-2 Kit – a fully kitted end-to-end solution for COVID-19 surveillance that public health laboratories can use to identify new SARS-CoV-2 variants and detect all circulating variants within a population.

•

Developed significant enhancements to the Sequel II/IIe platform that are expected to be released in April of this year, including on-instrument methylation calling, standardized gene editing QC workflows, and high throughput setup capabilities, including automation scripts for liquid handling.

•

Announced a collaboration with Genomics England to use HiFi sequencing technology to re-sequence a cohort of samples previously analyzed with short-read sequencing technology to help identify genetic variants in patients with unexplained rare diseases.

•	Partnered with Berry Genomics to develop a long-read desktop sequencing instrument for the clinical market in China.
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Announced a research collaboration with Google to explore the use of its genomic analysis, machine learning, and algorithm development tools to further improve PacBio's already highly-accurate variant calling protocols, unlocking more insights from PacBio sequencing data.

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Broadened our clinical research collaborations with several leading institutions, including ARUP Laboratories, UCLA Health, and the Care4Rare Consortium, to further demonstrate the utility of HiFi sequencing.

•

Expanded the commercial leadership team with the hire of Lara Toerien as General Manager of Americas, Jason Kang as General Manager of Asia Pacific, and the appointment of Chris Seipert as Head of Customer Experience.

"Our record fourth quarter represents the culmination of the most transformative year in PacBio history," said Christian Henry, President and Chief Executive Officer. "We developed new products and hit major development milestones for future platforms. We saw tangible progress from our existing clinical research collaborations and inked new ones. I expect PacBio to continue this momentum into 2022 and set the stage for accelerated growth over the next several years."

Fourth quarter results reflect record revenue

•	Revenue of $36.0 million, a 33% increase compared with $27.1 million in the prior year period.
•	Placed a record 48 Sequel II/IIe systems during the quarter compared to 35 Sequel II/IIe systems placed in the prior year quarter and 44 Sequel II/IIe systems placed in the third quarter of 2021.
•	Installed base of 374 Sequel II/IIe systems as of December 31, 2021, compared with 203 as of December 31, 2020.
•	Instrument revenue of $16.2 million, compared with $13.6 million in the prior-year period.
•	Consumables revenue of $15.0 million compared with $10.0 million in the prior-year period.
•	Service and other revenue of $4.8 million compared with $3.5 million in the prior-year period.

Gross profit for the fourth quarter of 2021 was $16.8 million, representing a 47% increase compared with $11.4 million for the fourth quarter of 2020 and gross margin of 47% in the period compared to 42% for the fourth quarter of 2020. Excluding amortization of intangible assets, non-GAAP gross profit for the fourth quarter of 2021 was $16.9 million and represented a non-GAAP gross margin of 47% in the fourth quarter of 2021, compared to 42% for the fourth quarter of 2020.

Operating expenses totaled $81.4 million for the fourth quarter of 2021, compared to $35.4 million for the fourth quarter of 2020. Excluding contingent consideration remeasurement, acquisition-related expenses, and amortization of intangible assets, non-GAAP operating expenses totaled $79.9 million for the fourth quarter of 2021, compared to $35.4 million for the fourth quarter of 2020. Operating expenses for the fourth quarter of 2021 and the fourth quarter of 2020 included non-cash stock-based compensation of $17.5 million and $4.8 million, respectively.

Net loss for the fourth quarter of 2021 was $69.3 million, compared to a net income of $74.9 million for the fourth quarter of 2020. Excluding contingent consideration remeasurement, acquisition-related expenses, and amortization of intangible assets in the fourth quarter of 2021 and the $98.0 million gain from the Reverse Termination Fee from Illumina in the fourth quarter of 2020, non-GAAP net loss was $66.4 million, compared to $23.1 million for the prior-year period.

Basic and diluted net loss per share for the fourth quarter of 2021 was $0.31 compared to net income per diluted share of $0.37 for the fourth quarter of 2020. Non-GAAP net loss per share for the fourth quarter of 2021 was $0.30 compared to $0.12 for the fourth quarter of 2020.

Cash, cash equivalents, and investments, excluding short and long-term restricted cash, at December 31, 2021, totaled $1,044.4 million, compared to $318.8 million at December 31, 2020.

Fiscal year 2021 results

•	Revenue of $130.5 million, a 65% increase compared with $78.9 million in 2020.
•	Placed 171 Sequel II/IIe systems during the year compared to 89 Sequel II/IIe systems placed in 2020.
•	Instrument revenue of $61.3 million, compared with $34.3 million in 2020.
•	Consumables revenue of $52.2 million compared with $31.1 million in 2020.
•	Service and other revenue of $17.0 million compared with $13.5 million in 2020.

Gross profit for 2021 was $58.9 million, representing an 81% increase compared with $32.6 million for 2020 and gross margin of 45% compared to 41% for 2020. Excluding merger-related fair value inventory adjustments and amortization of intangible assets, non-GAAP gross profit for 2021 was $59.3 million and represented a non-GAAP gross margin of 45%, compared to 41% for 2020.

Operating expenses totaled $269.3 million, compared to $137.0 million for 2020. Excluding contingent consideration remeasurement, acquisition-related expenses, and amortization of intangible assets, non-GAAP operating expenses totaled $236.9 million, compared to $137.0 million for 2020. Operating expenses for 2021 and 2020 included non-cash stock-based compensation of $67.2 million and $15.3 million, respectively. Excluding merger-related expenses, non-GAAP operating expenses included non-cash stock-based compensation of $55.7 million in 2021 compared to $15.3 million in 2020.

Net loss for 2021 was $181.2 million, compared to a net income of $29.4 million for 2020. Non-GAAP net loss was $190.0 million, compared to $102.6 million for 2020.

Basic and diluted net loss per share for 2021 was $0.89, compared to net income per basic and diluted share of $0.18 and $0.17, respectively, for 2020. Non-GAAP net loss per share for 2021 was $0.93 compared to $0.62 for 2020.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its fourth quarter ended December 31, 2021, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1.888.366.7247, or if outside the U.S., by dialing +1.707.287.9330, using Conference ID # 3580907. The call will be webcast live and will be available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

Pacific Biosciences of California, Inc. (NASDAQ: PACB) is empowering life scientists with highly accurate sequencing platforms. The company's innovative instruments are based on Single Molecule, Real-Time (SMRT®) Sequencing technology, which delivers a comprehensive view of genomes, transcriptomes, and epigenomes, enabling access to the full spectrum of genetic variation in any organism. Cited in thousands of peer-reviewed publications, PacBio® sequencing systems are in use by scientists around the world to drive discovery in human biomedical research, plant and animal sciences, and microbiology. For more information please visit www.pacb.com and follow @PacBio.

Statement regarding use of non‐GAAP financial measures

The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP.  The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting this year. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for new product enhancements, capabilities, and product releases, as well as the timing of potential releases; the ability of our products to identify and detect variants; our expectations with respect to our collaboration and partnership efforts, as well as the potential results of such collaborations; potential uses of PacBio products and technology; expectations regarding PacBio’s momentum and ability to accelerate growth; and other future events. Reported results should not be considered an indication of future performance. Forward-looking statements are subject to known and unknown risks, uncertainties, potential changes in circumstances, and other factors that are, in some cases, beyond PacBio’s control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements in this press release. Factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacificbiosciences.com

Media:
Kathy Lynch
pr@pacificbiosciences.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Product revenue	$31,167	$23,626	$113,505	$65,424
Service and other revenue	4,852	3,510	17,008	13,469
Total revenue	36,019	27,136	130,513	78,893
Cost of revenue:
Cost of product revenue	14,909	12,550	56,358	35,424
Cost of service and other revenue	4,161	3,185	14,989	10,903
Amortization of intangible assets	183	—	306	—
Total cost of revenue	19,253	15,735	71,653	46,327
Gross profit	16,766	11,401	58,860	32,566
Operating expense:
Research and development	42,576	17,425	112,899	64,152
Sales, general and administrative	37,320	17,953	124,124	72,799
Merger-related expenses (1)	403	—	31,129	—
Change in fair value of contingent consideration (2)	1,143	—	1,143	—
Total operating expense	81,442	35,378	269,295	136,951

Operating loss	(64,676)	(23,977)	(210,435)	(104,385)
Gain from Reverse Termination Fee from Illumina	—	98,000	—	98,000
(Loss) gain from Continuation Advances from Illumina	—	—	(52,000)	34,000
Interest expense	(3,479)	—	(12,530)	(267)
Other income, net	1	912	93	2,055
(Loss) income before benefit from income taxes	(68,154)	74,935	(274,872)	29,403
Expense (Benefit) from income taxes (3)	1,175	—	(93,649)	—
Net (loss) income	$(69,329)	$74,935	$(181,223)	$29,403

Net (loss) income per share:
Basic	$(0.31)	$0.40	$(0.89)	$0.18
Diluted	$(0.31)	$0.37	$(0.89)	$0.17

Shares used in computing net (loss) income per share:
Basic	220,730	186,013	204,136	165,187
Diluted	220,730	203,822	204,136	174,970

__________________

(1)

Merger-related expenses was $0.4 million during the three months ended December 31, 2021, which consisted of transaction costs arising from the acquisitions of Omniome and Circulomics. Merger-related expenses was $31.1 million during the twelve months ended December 31, 2021, which consisted of $12.2 million in transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million in stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration was $1.1 million during the three months and twelve months ended December 31, 2021, which was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

Deferred income tax expense was $1.2 million during the three months ended December 31, 2021, which was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition. Deferred income tax benefit was $93.6 million during the twelve months ended December 31, 2021, due to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

_________

__________

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenue:
Product revenue	$31,167	$30,502	$23,626
Service and other revenue	4,852	4,385	3,510
Total revenue	36,019	34,887	27,136
Cost of revenue:
Cost of product revenue	14,909	15,530	12,550
Cost of service and other revenue	4,161	3,870	3,185
Amortization of intangible assets	183	123	—
Total cost of revenue	19,253	19,523	15,735
Gross profit	16,766	15,364	11,401
Operating expense:
Research and development	42,576	27,508	17,425
Sales, general and administrative	37,320	31,606	17,953
Merger-related expenses (1)	403	30,726	—
Change in fair value of contingent consideration (2)	1,143	—	—
Total operating expense	81,442	89,840	35,378

Operating loss	(64,676)	(74,476)	(23,977)
(Loss) gain from Reverse Termination Fee from Illumina	—	—	98,000
Interest expense	(3,479)	(3,673)	—
Other income (expense), net	1	(133)	912
(Loss) income before benefit from income taxes	(68,154)	(78,282)	74,935
Expense (Benefit) from income taxes (3)	1,175	(94,824)	—
Net (loss) income	$(69,329)	$16,542	$74,935

Net (loss) income per share:
Basic	$(0.31)	$0.08	$0.40
Diluted	$(0.31)	$0.08	$0.37

Shares used in computing net (loss) income per share:
Basic	220,730	202,194	186,013
Diluted	220,730	215,127	203,822

__________

(1)

Merger-related expenses was $0.4 million during the three months ended December 31, 2021, which consisted of transaction costs arising from the acquisitions of Omniome and Circulomics. Merger-related expenses was $30.7 million in the three months ended September 30, 2021, which consisted of $11.8 million in transaction costs arising from the acquisitions of Omniome and Circulomics and $18.9 million in stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

Change in fair value of contingent consideration was $1.1 million during the three months ended December 31, 2021, which was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)

Deferred income tax expense was $1.2 million during the three months ended December 31, 2021, which was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition. Deferred income tax benefit was $94.8 million during the three months ended September 30, 2021, due to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2021	2020
Assets
Cash and investments	$1,044,400	$318,814
Accounts receivable, net	24,241	16,837
Inventory	24,599	14,230
Prepaid and other current assets	7,394	4,870
Property and equipment, net	32,504	24,899
Operating lease right-of-use assets, net	46,617	29,951
Restricted cash	5,092	4,336
Intangible assets, net	410,979	—
Goodwill	409,974	—
Other long-term assets	1,170	43
Total Assets	$2,006,970	$413,980

Liabilities and Stockholders' Equity
Accounts payable	$11,002	$3,579
Accrued expenses	36,261	17,350
Deferred revenue	36,026	10,290
Operating lease liabilities	57,680	41,999
Contingent consideration liability	169,717	—
Convertible senior notes, net	896,067	—
Other liabilities	9,230	5,271
Stockholders' equity	790,987	335,491
Total Liabilities and Stockholders' Equity	$2,006,970	$413,980

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)  _

________

__________

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020

GAAP net (loss) income	$(69,329)	$16,542	$74,935	$(181,223)	$29,403
Merger-related expenses (1)	403	30,726	—	31,129	—
Income tax expense (benefit) resulting from acquisitions (2)	1,175	(94,824)	—	(93,649)	—
Fair value adjustment to Circulomics inventory at acquisition date	—	183	—	183	—
Change in fair value of contingent consideration (3)	1,143	—	—	1,143	—
Amortization of intangible assets	226	154	—	380	—
Gain from Reverse Termination Fee from Illumina	—	—	(98,000)	—	(98,000)
Loss (gain) from Continuation Advances from Illumina	—	—	—	52,000	(34,000)
Non-GAAP net loss	$(66,382)	$(47,219)	$(23,065)	$(190,037)	$(102,597)

GAAP net (loss) income per share - diluted	$(0.31)	$0.08	$0.37	$(0.89)	$0.17
Merger-related expenses (1)	—	0.15	—	0.15	—
Income tax benefit resulting from acquisitions (2)	0.01	(0.47)	—	(0.46)	—
Change in fair value of contingent consideration (3)	0.01	—	—	0.01	—
Gain from Reverse Termination Fee from Illumina	—	—	(0.53)	—	(0.59)
Loss (gain) from Continuation Advances from Illumina	—	—	—	0.25	(0.21)
Other adjustments and rounding differences	(0.01)	0.01	0.04	0.01	0.01
Non-GAAP net loss per share - diluted	$(0.30)	$(0.23)	$(0.12)	$(0.93)	$(0.62)

GAAP gross profit	$16,766	$15,364	$11,401	$58,860	$32,566
Fair value adjustment to Circulomics inventory at acquisition date	—	183	—	183	—
Amortization of intangible assets	183	123	—	306	—
Non-GAAP gross profit	$16,949	$15,670	$11,401	$59,349	$32,566

GAAP total operating expense	$81,442	$89,840	$35,378	$269,295	$136,951
Merger-related expenses (1)	(403)	(30,726)	—	(31,129)	—
Change in fair value of contingent consideration (3)	(1,143)	—	—	(1,143)	—
Amortization of intangible assets	(43)	(31)	—	(74)	—
Non-GAAP total operating expense	$79,853	$59,083	$35,378	$236,949	$136,951

____________

(1)

Merger-related expenses consisted of transaction costs arising from the acquisitions of Omniome and Circulomics and stock-based compensation expense resulting from the acceleration of certain equity awards in connection with the Omniome merger.

(2)

A deferred income tax expense (benefit) was related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Omniome and Circulomics acquisitions.

(3)	Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.